EXHIBIT A

TO

AQR FUNDS

DISTRIBUTION PLAN

Fund	Class	Maximum Distribution Fee
AQR Global Equity Fund	Class N	0.25%
AQR Diversified Arbitrage Fund	Class N	0.25%
AQR Managed Futures Strategy Fund	Class N	0.25%
AQR Multi-Asset Fund	Class N	0.25%
AQR Risk-Balanced Commodities Strategy Fund	Class N	0.25%
AQR International Defensive Style Fund	Class N	0.25%
AQR Large Cap Defensive Style Fund	Class N	0.25%
AQR Large Cap Momentum Style Fund	Class N	0.25%
AQR Small Cap Momentum Style Fund	Class N	0.25%
AQR International Momentum Style Fund	Class N	0.25%
AQR Large Cap Multi-Style Fund	Class N	0.25%
AQR Small Cap Multi-Style Fund	Class N	0.25%
AQR International Multi-Style Fund	Class N	0.25%
AQR Long-Short Equity Fund	Class N	0.25%
AQR Managed Futures Strategy HV Fund	Class N	0.25%
AQR Style Premia Alternative Fund	Class N	0.25%
AQR Macro Opportunities Fund	Class N	0.25%
AQR Emerging Multi-Style II Fund	Class N	0.25%

AQR Equity Market Neutral Fund	Class N	0.25%
AQR Alternative Risk Premia Fund	Class N	0.25%
AQR Diversifying Strategies Fund	Class N	0.25%
AQR Trend Total Return Fund	Class N	0.25%
AQR LSE Fusion Fund	Class N	0.25%
AQR CVX Fusion Fund	Class N	0.25%
AQR MS Fusion Fund	Class N	0.25%
AQR MS Fusion HV Fund	Class N	0.25%

Effective May 29, 2025